Exhibit 99.1

Pacific Biosciences Completes $20.5 Million Debt Financing

Menlo Park, Calif., February 5, 2013 (GLOBE NEWSWIRE)—Pacific Biosciences of California, Inc. (Nasdaq:PACB) provider of the PacBio® RS High Resolution Genetic Analyzer, today announced that it has entered into an agreement with entities affiliated with Deerfield Management Company, L.P. (Deerfield), a leading healthcare investment organization and significant Pacific Biosciences stockholder, pursuant to which Deerfield provided Pacific Biosciences with $20.5 million in debt financing.

“We are pleased that Deerfield, one of our largest shareholders, appreciates the potential in our business and is continuing to support us through this funding commitment,” stated Mike Hunkapiller, Chairman and CEO of Pacific Biosciences. “We believe this financing puts us in a stronger position to continue to drive the adoption of our Single Molecule, Real-Time (SMRT®) Sequencing technology and products.”

Under the terms of the agreement, Pacific Biosciences issued senior secured promissory notes in the aggregate principal amount of $20.5 million. The notes, which have a maximum seven year term, will accrue interest at a rate of 8.75% per annum, payable quarterly in arrears. In addition, Pacific Biosciences issued Deerfield seven year warrants to purchase 5.5 million shares of its common stock with an exercise price of $2.63 per share. Deerfield received a transaction fee of $0.5 million at the time of funding. For additional information on the terms of these agreements, please refer to the current report on Form 8-K that Pacific Biosciences filed with the Securities and Exchange Commission, which includes copies of the agreements related to this transaction and this press release as exhibits.

“As long-term equity holders, we continue to believe that Pacific Biosciences’ SMRT Sequencing technology brings unique value to biological research,” commented James Flynn, General Partner at Deerfield. “We believe that Pacific Biosciences’ products can have a significant impact on human health, and Deerfield is pleased to support the company in achieving that goal.”

This announcement is neither an offer to sell nor a solicitation to buy any of the foregoing securities, nor shall there be any offer, solicitation or sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

The securities have not been registered under the Securities Act of 1933, as amended (Securities Act) or any state securities laws, and may not be offered or sold in the United States absent registration or the availability of an exemption from the registration requirements of the Securities Act and applicable state securities laws.

For more information, please visit www.pacb.com.

About Pacific Biosciences

Pacific Biosciences of California, Inc. (Nasdaq:PACB) offers the PacBio® RS High Resolution Genetic Analyzer to help scientists solve genetically complex problems. Based on its novel Single Molecule, Real-Time (SMRT®) technology, the company’s products enable: targeted sequencing to more comprehensively characterize genetic variations; de novo genome assembly to more fully identify, annotate and decipher genomic structures; and DNA base modification identification to help characterize epigenetic regulation and DNA damage. By providing access to information that was previously inaccessible, Pacific Biosciences enables scientists to increase their understanding of biological systems.

About Deerfield

Deerfield is a leading investment management firm, committed to advancing healthcare through investment, information and philanthropy.

For more information, please visit www.deerfield.com

Forward-Looking Statements

This press release contains forward-looking statements relating to Pacific Biosciences’ business, including its future prospects, expected use of the proceeds of the debt financing, ability to drive adoption of its Single Molecule, Real-Time (SMRT®) Sequencing technology and products, and the value and impact its products may have on biological research and human health. You should not place undue reliance on these forward-looking statements because they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Pacific Biosciences’ control and that could cause actual outcomes to differ materially from those in the forward-looking statements. Factors that could materially affect actual outcomes can be found in Pacific Biosciences’ filings with the Securities and Exchange Commission, including the most recently filed Quarterly Report on Form 10-Q, including those listed under the caption “Risk Factors.” Pacific Biosciences expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

CONTACT: Pacific Biosciences:

Trevin Rard

Pacific Biosciences

650.521.8450

ir@pacificbiosciences.com

Source: Pacific Biosciences of California, Inc.